Exhibit 99.1
Asana Announces $150 Million Stock Repurchase Program

June 20, 2024 – San Francisco, CA – Asana, Inc. (NYSE: ASAN) (LTSE: ASAN), a leading work management platform, today announced that its Board of Directors has approved a stock repurchase program authorizing Asana to repurchase up to $150 million of its Class A common stock through June 30, 2025.

“I’m pleased to share that, after careful consideration, our Board has authorized a stock repurchase program of up to $150 million over the next 12 months. This is a good investment opportunity for us as I believe our shares are undervalued given our immense long-term potential,” said Dustin Moskovitz, co-founder and chief executive officer of Asana. “With over $500 million of cash, cash equivalents, and investments on the balance sheet and a commitment to becoming free cash flow positive by the end of this year, we have the financial leverage and resources. AI is transforming how we work, and Asana is delivering the ideal platform for this new era where people and AI collaborate to reach new levels of productivity and innovation.”

Under the program, which is designed to return value to Asana’s stockholders and reduce share count over time, Asana may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, and/or pursuant to Rule 10b5-1 trading plans. The timing, manner, price, and amount of any repurchases under the program will be determined by Asana in its discretion. Asana is not obligated to repurchase any specific number of shares and the program may be modified, suspended, or discontinued at any time, without prior notice. The stock repurchase program is expected to continue through June 30, 2025, unless extended or shortened by the Board of Directors.

Asana reaffirms its previously provided guidance, other than net loss per share due to the recency of the repurchase program, for the second quarter and the full fiscal year 2025:

For the second quarter of fiscal 2025, Asana expects:

•Revenues of $177.0 million to $178.0 million, representing year over year growth of 9% to 10%; and
•Non-GAAP operating loss of $23.0 million to $21.0 million, with 12% operating loss margin at the midpoint.

For the full year fiscal 2025, Asana expects:

•Revenue of $719.0 million to $724.0 million, representing year over year growth of 10% to 11%;
•Non-GAAP operating loss of $59.0 million to $55.0 million, with 8% operating loss margin at the midpoint; and
•Free Cash Flow positive for the full year.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and

Exhibit 99.1
assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s financial outlook for the second quarter and full fiscal year 2025, the stock repurchase program, and Asana’s immense long-term potential. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potent, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s capital allocation strategy, Asana’s ability to achieve future growth and sustain its growth rate, the timing and ability of Asana to reach profitability, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of artificial intelligence, Asana’s ability to increase adoption of its platform through its self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana Quarterly Report on Form 10-Q for the quarter ended April 30, 2024 and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Asana
Asana, the #1 AI work management platform, is where work connects to goals. Over 150,000 customers like Amazon, Accenture, and Suzuki rely on Asana to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit asana.com.

Contacts
Catherine Buan
Asana Investor Relations
IR@asana.com

Frances Ward
Asana Corporate Communications
press@asana.com